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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-30655, 333-74747, 333-74715, 333-78521, 333-78567, 333-83725, 333-35806, 333-62502, 333-84010, 333-90986, 333-91002, 333-117334 and 333-137396 on Form S-8 and Registration Statement Nos. 333-32221, 333-60277, 333-70335, 333-85269, 333-92361, 333-32526, 333-40698, 333-47914, 333-67978, 333-73274, 333-81170, and 333-84932 on Form S-3 of our report dated May xx, 2009 relating to the consolidated financial statements of THQ Inc. and its subsidiaries (the "Company") as of and for the year ended March 28, 2009 (which expresses an unqualified opinion and includes an explanatory paragraph referring to a change in the accounting for income taxes) and our report dated May 22, 2009 relating to the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of THQ Inc. for the year ended March 28, 2009.

DELOITTE & TOUCHE LLP

Los Angeles, California
May 22, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM